Exhibit 35.1


                                             [logo] Deutsche Bank
                                             1761 East St. Andrew Place
                                             Santa Ana, CA  92705-4934

                                             Tel  714 247 6000
                                             Fax  714 247 6009


     March 24, 2008


     IndyMac MBS, Inc.
     155 North Lake Avenue
     Pasadena, CA 91107

     Re: INDYMAC MBS, INC., RESIDENTIAL ASSET SECURITIZATION TRUST, 2007-R1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-R1


     To Whom It May Concern:

        Deutsche Bank National Trust Company, as the Trustee of the above referenced transaction hereby certifies that as to the Servicing Criteria set forth in Exhibit K of the Trust Agreement dated as of August 1, 2007, among and between IndyMac MBS, Inc., as Depositor, HSBC Securities (USA), Inc., as Underlying Certificate Seller, and Deutsche Bank National Trust Company, as the Indenture Trustee, Securities Intermediary, and Bank:

     (A) a review of our activities during the preceding calendar year and of our performance under the Trust Agreement has been made under my supervision; and

     (B) to the best of my knowledge, based on such review, we have fulfilled all of our obligations under the Trust Agreement in all material respects.


                                          Sincerely,

                                          /s/ Melissa Wilman

                                          Melissa Wilman
                                          Vice President